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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Select Ten Portfolio 1999 Series N, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-89003 of our report dated October 28, 1999, relating to the Statement of Condition of Equity Investor Fund, Select Ten Portfolio 1999 Series N, Defined Asset Funds and to the reference to us under the heading 'Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
October 28, 1999